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                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLER & BENSON INTERNATIONAL, LTD.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 1994, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                       /s/ Edward J. Freel
          [SEAL]                       ---------------------------------------
                                       Edward J. Freel, Secretary of State


2285960  8100                          AUTHENTICATION:  7206796

944148129                                        DATE:  8-10-94

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      MILLER & BENSON INTERNATIONAL, LTD.,
                             a Delaware corporation

        Miller & Benson International, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that the Certificate of Incorporation of Miller & Benson International, Ltd. be amended by changing the FOURTH ARTICLE thereof so that, as amended, said Article shall be and read as follows:

        "FOURTH ARTICLE

                "The total number of shares of stock which the corporation shall have authority to issue is 251,000,000 consisting of 250,000,000 shares of common stock, par value of $.01 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value of $.10 per share (the "Preferred Stock").

                "Each one (1) issued and outstanding share of Common Stock, on the effective date of this amendment, shall be and hereby is changed and converted into two hundred (200) shares of Common Stock. Any fractional shares resulting from this procedure shall be rounded up to the nearest whole share. There shall be no increase or decrease in the corporation's authorized capital stock, or its par value per share or in the corporation's capital.

                "The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time."
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        SECOND: That the aforesaid amendment was duly adopted by the Board of
Directors only and in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Miller & Benson International, Ltd. has caused this Certificate to be signed by Norman Gross, its President, and Robert N. Weingarten, its Secretary, this 31st day of July, 1994.


                                        MILLER & BENSON INTERNATIONAL, LTD.


                                        By: /s/ Norman Gross
                                            ----------------------------------
                                            Norman Gross
                                            President


ATTEST:


By: /s/ Robert N. Weingarten
    ------------------------------
    Robert N. Weingarten
    Secretary